As filed with the Securities and Exchange Commission on March 10, 2022
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_______________________________
EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	20-8527075
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
12400 High Bluff Drive, Suite 600
San Diego, CA 92130
(858) 550-1900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________________________

Amended and Restated 2014 Equity Incentive Plan
2019 Employee Stock Purchase Plan
(Full title of the plan)

Saundra Pelletier
President and Chief Executive Officer and Chairperson of the Board
Evofem Biosciences, Inc.
12400 High Bluff Drive, Suite 600
San Diego, CA 92130
(858) 550-1900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________________
Copies to:

Adam C. Lenain, Esq. Melanie Ruthrauff Levy, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 3580 Carmel Mountain Road, Suite 300 San Diego, CA 92130 Tel: (858) 314-1500	Alexander A. Fitzpatrick, Esq. General Counsel Evofem Biosciences, Inc. 12400 High Bluff Drive, Suite 600 San Diego, CA 92130 Tel: (858) 550-1900
________________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

    This Registration Statement registers an aggregate of (i) 2,559,103 additional shares of common stock, par value $0.0001 per share (“Common Stock”) reserved for issuance under the Evofem Bioscience, Inc.’s Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”), (ii) 2,440,897 shares reserved for issuance upon the exercise of issued and outstanding options pursuant to the 2014 Plan, and (iii) 250,000 additional shares of Common Stock reserved for issuance under the Evofem Bioscience, Inc.’s 2019 Employee Stock Purchase Plan (the “ESPP”), by operation of each plan’s “evergreen” provision. This Registration Statement registers additional securities of the same class as other securities for which Registration Statements filed on Form S-8 with the Securities and Exchange Commission (a) on November 20, 2014 (Registration No. 333-200409), March 27, 2015 (Registration No. 333-203059), June 1, 2018 (Registration No. 333-225366), June 6, 2019 (Registration No. 333-231993), March 12, 2020 (Registration No. 333-237126), May 13, 2020 (Registration No. 333-238228), and January 28, 2021 (Registration No. 333-252516) with respect to the 2014 Plan and (b) on June 6, 2019 (Registration No. 333-231991), March 12, 2020 (Registration No. 333-237126), and January 28, 2021 (Registration No. 333-252516) with respect to the ESPP, are effective. Pursuant to Instruction E of Form S-8, the information contained in the Registration Statements on Form S-8 filed with the Securities and Exchange Commission (a) on November 20, 2014 (Registration No. 333-200409), March 27, 2015 (Registration No. 333-203059), June 1, 2018 (Registration No. 333-225366), June 6, 2019 (Registration No. 333-231993), March 12, 2020 (Registration No. 333-237126), May 13, 2020 (Registration No. 333-238228), and January 28, 2021 (Registration No. 333-252516) with respect to the 2014 Plan and (b) on June 6, 2019 (Registration No. 333-231991), March 12, 2020 (Registration No. 333-237126), and January 28, 2021 (Registration No. 333-252516) with respect to the ESPP, is incorporated by reference herein.

PART II
Information Required in the Registration Statement
Item 8. Exhibits.

EXHIBIT INDEX

Incorporated by Reference
Exhibit No.	Exhibit Title	Herewith	Form	File No.	Date Filed
4.1	Amended and Restated Certificate of Incorporation.		10-K (Exhibit 3.1)	001-36754	3/10/2022
4.2	Amended and Restated Bylaws of the Registrant.		8-K (Exhibit 3.2)	001-36754	1/17/2018
4.3	Form of Stock Certificate.		10-K (Exhibit 4.1)	001-36754	2/26/2018
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of securities being registered.	X
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.	X
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).	X
24.1	Power of Attorney (included on signature page).	X
99.1 #	Amended and Restated 2014 Equity Incentive Plan.		8-K (Exhibit 10.1)	001-36754	5/12/2020
99.2 #	2019 Employee Stock Purchase Plan.		8-K (Exhibit 10.2)	001-36754	6/5/2019
107	Filing Fee Table.	X

# Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on March 10, 2022.

EVOFEM BIOSCIENCES, INC.

By:	/s/ Saundra Pelletier
Name:	Saundra Pelletier
Title:	President, Chief Executive Officer and Chairperson of the Board

POWER OF ATTORNEY
    Each person whose signature appears below constitutes and appoints Saundra Pelletier and Justin J. File, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Evofem Biosciences, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Saundra Pelletier	President, Chief Executive Officer and Chairperson of the Board (Principal Executive Officer)	March 10, 2022
Saundra Pelletier

/s/ Justin J. File	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 10, 2022
Justin J. File

/s/ Gillian Greer, Ph.D.	Director	March 10, 2022
Gillian Greer, Ph.D.

/s/ Kim P. Kamdar, Ph.D.	Director	March 10, 2022
Kim P. Kamdar, Ph.D.

/s/Tony O’Brien	Director	March 10, 2022
Tony O’Brien

/s/ Colin Rutherford	Director	March 10, 2022
Colin Rutherford

/s/ Lisa Rarick, M.D.	Director	March 10, 2022
Lisa Rarick, M.D.